Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Second Quarter 2009 Results
 Net Income increases 30 percent sequentially; cash position is strengthened

MANKATO, Minn., July 29, 2009—HickoryTech Corp. (Nasdaq: HTCO) today reported second quarter revenue of $32.4 million, down 18 percent from the $39.7 million reported one year ago.  Net income totaled $2.1 million, or 16 cents per diluted share, up 30 percent sequentially from the $1.6 million reported in the first quarter of fiscal 2009.  Net income was down 15 percent from second quarter 2008.

Operating income for the second quarter totaled $5.3 million, up 16 percent sequentially from the $4.6 million reported in the first quarter of 2009. Operating income was down 10 percent compared to the second quarter of 2008.

“We are pleased with the results we have achieved in 2009 with solid financial performance on a sequential basis and the continued strengthening of our balance sheet, including a substantial increase in our cash position,” said John Finke, HickoryTech’s president and chief executive officer.  “Contributing to the quarter’s success is our strong growth in Enventis transport services, solid results from the Telecom Sector and overall cost controls. However, our top line continues to be affected by lower business equipment sales in our Enventis Sector due to the economy.”

The Company’s cash position, as of June 30, 2009, was $11.3 million versus $6.6 million on March 31, 2009, a sequential increase of 72 percent, and compares with $1.6 million on Dec. 31, 2008.

Telecom Sector (before inter-segment eliminations), as compared to same period 2008
Telecom Sector net income was $2.2 million for the second quarter 2009, a 26 percent increase from the comparable quarter in 2008.  Pre-elimination Telecom Sector revenue was $18 million, a decline of 1 percent.  Telecom Sector results continue to be affected by heightened competition within local service offset by broadband revenue growth.  Costs and Expenses in the Telecom Sector were $14.3 million, a reduction of 6 percent relative to the second quarter last year.
▪	Network access revenue of $6 million remained flat year-over-year.
▪	Local service revenue declined 5 percent and local lines declined 9 percent, both the result of increased competition in telecom markets.
▪
Broadband revenue, which includes DSL, Data and Digital TV services, grew 8 percent to $3 million versus $2.8 million.  This revenue growth again outpaced the decline in local service revenue.  DSL subscribers increased 5 percent, totaling 19,065, while Digital TV subscribers grew 21 percent totaling 8,895 subscribers.

Enventis Sector (before inter-segment eliminations), as compared to same period 2008
Enventis Sector net income totaled $1 million for the second quarter 2009, a 39 percent decrease from the comparable quarter in 2008.  Enventis Sector revenue before eliminations totaled $14.8 million, a decline of 33 percent to the second quarter in 2008, which included large equipment orders.  Costs and expenses in the Enventis Sector were $13.1 million, a reduction of 31 percent from the same quarter in 2008.
▪	Equipment sales within Enterprise Network Services (ENS) totaled $5.4 million, a decrease of $7.3 million from a year ago, which included significant equipment orders
▪	Service revenue within ENS, which includes professional services, decreased $300,000 or 10 percent.
▪	Enterprise Transport Services (ETS), network based services, revenue increased 8 percent to $6.6 million, attributed to strong sales of transport services.
▪	Both product lines of Enventis, ENS and ETS, continued to operate at net operating profit levels for the second quarter and for the six months ended June 30, despite the economic slowdown.

— more —

Capital Expenditures, Debt and Cash Position
HickoryTech reported capital expenditures of $4.7 million for the second quarter of 2009 and $7.3 million year-to-date in fiscal 2009.  Capital investments increased $110,000 as compared to the second quarter 2008 and decreased $660,000 for the first six months of fiscal 2009, compared to the same period in fiscal 2008.  Long-term and current portion debt balance totaled $125.2 million as of June 30, 2009, a $1.8 million decrease from the beginning of the year, and $8.4 million lower than one year ago.  The Company’s cash position, as of June 30, 2009, totaled $11.3 million, compared with $1.6 million at the beginning of fiscal 2009.

CP Telecom Acquisition
The previously announced agreement to acquire CP Telecom is scheduled to close on Aug. 1, 2009.  All regulatory approvals have been received.  The Company expects to use existing cash on hand to fund the acquisition, and not to incur additional debt.  Additional information will be released after the Aug. 1, 2009 closing.

Conference call
HickoryTech will host a conference call and webcast on Thursday, July 30 at 9 a.m. CT. The dial-in number for the call is 877-774-2369 (U.S. and Canada) and the participant pass code is 17422851.  A simultaneous Webcast of the call and downloadable presentation will be available through a link on the Investor Relations page at investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation (NASDAQ: HTCO), headquartered in Mankato, Minn., offers integrated communication products and services to business and residential customers over a regional fiber network. The company, founded in 1898, has approximately 430 employees. The Telecom Sector, with facilities-based operations in Minnesota and Iowa, offers local voice, long distance, high-speed Internet, Digital TV and IP networking services to residential and business customers. In addition, the Telecom Sector develops telecom and carrier access billing solutions and customer management systems. Enventis provides IP-based voice, data and network solutions to businesses across a five-state region. For more information, visit www.hickorytech.com.

Forward looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by federal securities laws.

Consolidated Statement of Operations
(unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except share data)	June 30%			June 30%
	2009	2008	Change	2009	2008	Change
Revenues:
Telecom Sector	$17,781	$17,999	-1%	$35,453	$36,293	-2%
Enventis Sector
Equipment	5,393	12,709	-58%	12,184	22,877	-47%
Services	9,229	9,037	2%	18,227	16,475	11%
Total Enventis Sector	14,622	21,746	-33%	30,411	39,352	-23%
Total revenues	32,403	39,745	-18%	65,864	75,645	-13%

Costs and Expenses:
Cost of sales, equipment, excluding depreciation and amortization	4,717	10,718	-56%	10,716	19,415	-45%
Cost of services, excluding depreciation and amortization	11,948	12,627	-5%	24,413	24,319	0%
Selling, general and administrative expenses	5,406	5,463	-1%	10,562	11,147	-5%
Depreciation	4,830	4,757	2%	9,899	9,426	5%
Amortization of intangibles	213	289	-26%	427	578	-26%
Total costs and expenses	27,114	33,854	-20%	56,017	64,885	-14%

Operating income	5,289	5,891	-10%	9,847	10,760	-8%

Interest and other income	32	15	113%	41	42	-2%
Interest expense	(1,719)	(1,478)	16%	(3,427)	(3,175)	8%

Income before income taxes	3,602	4,428	-19%	6,461	7,627	-15%
Income taxes	1,485	1,931	-23%	2,718	3,349	-19%

Net income	$2,117	$2,497	-15%	$3,743	$4,278	-13%

Reconciliation of operating income to EBITDA:
Operating income	$5,289	$5,891	-10%	$9,847	$10,760	-8%
Add:
Depreciation	4,830	4,757	2%	9,899	9,426	5%
Amortization of intangibles	213	289	-26%	427	578	-26%
EBITDA	$10,332	$10,937	-6%	$20,173	$20,764	-3%

Basic earnings per share	$0.16	$0.19	-16%	$0.29	$0.32	-9%

Basic weighted average common shares outstanding	13,049,238	13,324,200		13,034,005	13,312,804

Diluted earnings per share	$0.16	$0.19	-16%	$0.29	$0.32	-9%

Diluted weighted average common and equivalent shares outstanding	13,049,677	13,326,719		13,034,005	13,317,145

Dividends per share	$0.13	$0.12	8%	$0.26	$0.24	8%

Consolidated Balance Sheet
(unaudited)

Dollars and Share Data in Thousands	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$11,308	$1,626
Receivables, net of allowance for doubtful accounts of $760 and $905	20,701	26,292
Inventories	5,899	8,674
Income tax receivable	-	566
Deferred income taxes	2,064	2,064
Prepaid expenses	1,999	1,409
Other	816	1,114
Total current assets	42,787	41,745

Investments	4,306	4,066

Property, plant and equipment	343,698	338,510
Accumulated depreciation	(194,619)	(187,157)
Property, plant and equipment, net	149,079	151,353

Other assets:
Goodwill	25,239	25,239
Intangible assets, net	429	856
Deferred costs and other	1,992	2,249
Total other assets	27,660	28,344

Total assets	$223,832	$225,508

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Extended term payable	$12,438	$10,474
Accounts payable	1,509	3,133
Accrued expenses and other	5,858	8,001
Accrued income taxes	1,563	-
Deferred revenue	5,234	6,205
Current maturities of long-term obligations	1,693	1,621
Total current liabilities	28,295	29,434

Long-term liabilities:
Debt obligations, net of current maturities	123,553	125,384
Financial derivative instruments	2,497	3,286
Accrued income taxes	7,590	7,517
Deferred income taxes	18,623	18,282
Deferred revenue	1,523	1,646
Accrued employee benefits and deferred compensation	10,456	10,210
Total long-term liabilities	164,242	166,325

Total liabilities	192,537	195,759

Commitments and contingencies	-	-

Shareholders' equity:
Common stock, no par value, $.10 stated value
shares authorized: 100,000
Shares issued and outstanding: 13,056 in 2009 and 12,992 in 2008	1,306	1,299
Additional paid-in capital	12,169	11,504
Retained earnings	20,556	20,199
Accumulated other comprehensive (loss)	(2,736)	(3,253)
Total shareholders' equity	31,295	29,749

Total liabilities and shareholders' equity	$223,832	$225,508

Telecom Sector Recap
(unaudited)

	Three Months Ended			Six Months Ended
	June 30%			June 30%
	2009	2008	Change	2009	2008	Change
(Dollars in thousands)
Revenues:
Local Service	$3,880	$4,086	-5%	$7,757	$8,217	-6%
Network Access	5,955	5,952	0%	12,165	12,777	-5%
Long Distance	1,027	1,197	-14%	2,058	2,387	-14%
Data	1,899	1,903	0%	3,775	3,751	1%
Internet	1,252	1,189	5%	2,506	2,267	11%
Digital TV	1,080	858	26%	2,088	1,602	30%
Directory	1,023	1,004	2%	2,100	2,004	5%
Bill Processing	961	905	6%	1,630	1,499	9%
Intersegment	234	161	45%	477	291	64%
Other	704	905	-22%	1,374	1,789	-23%
Total Telecom Revenues	$18,015	$18,160	-1%	$35,930	$36,584	-2%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$17,781	$17,999		$35,453	$36,293
Intersegment	234	161		477	291
	18,015	18,160		35,930	36,584
Costs and expenses:
Cost of services, excluding depreciation and amortization	7,440	7,845	-5%	15,016	15,492	-3%
Selling, general and administrative expenses	3,040	3,301	-8%	5,874	6,605	-11%
Depreciation and amortization	3,827	4,008	-5%	7,947	7,934	0%
Total costs and expenses	14,307	15,154	-6%	28,837	30,031	-4%

Operating income	$3,708	$3,006	23%	$7,093	$6,553	8%

Net income	$2,205	$1,747	26%	$4,183	$3,815	10%

Capital expenditures	$2,351	$2,545	-8%	$3,786	$4,965	-24%

Key Metrics
Business access lines	25,034	27,023	-7%
Residential access lines	32,334	35,872	-10%
Total access lines	57,368	62,895	-9%
Long distance customers	37,557	40,565	-7%
DSL customers	19,065	18,126	5%
Digital TV customers	8,895	7,353	21%

Enventis Sector Recap
(unaudited)

	Three Months Ended			Six Months Ended
	June 30%			June 30%
(Dollars In thousands)	2009	2008	Change	2009	2008	Change
Revenue before eliminations:
ENS equipment	$5,393	$12,709	-58%	$12,184	$22,877	-47%
ENS services	2,749	3,056	-10%	5,090	5,121	-1%
ETS services	6,480	5,981	8%	13,137	11,354	16%
Intersegment	142	128	11%	283	266	6%
	$14,764	$21,874	-33%	$30,694	$39,618	-23%

Total Enventis revenue before intersegment eliminations
Unaffiliated customers	$14,622	$21,746		$30,411	$39,352
Intersegment	142	128		283	266
	$14,764	$21,874		$30,694	$39,618
Cost of sales, equipment
(excluding depreciation and amortization)	4,717	10,718	-56%	10,716	19,415	-45%
Cost of services
(excluding depreciation and amortization)	4,849	4,880	-1%	10,087	9,159	10%
Selling, general and administrative expenses	2,294	2,413	-5%	4,683	4,740	-1%
Depreciation and amortization	1,201	1,025	17%	2,350	2,045	15%
Total costs and expenses	13,061	19,036	-31%	27,836	35,359	-21%

Operating income	$1,703	$2,838	-40%	$2,858	$4,259	-33%
Net income	$1,018	$1,660	-39%	$1,699	$2,494	-32%

Capital expenditures	$2,262	$1,984	14%	$3,453	$2,977	16%

ENVENTIS PRODUCT LINE

	Three Months Ended June 30
	Enterprise Network Services (ENS)%			Enventis Transport Services (ETS)%
(Dollars in thousands)	2009	2008	Change	2009	2008	Change

Revenue before intersegment eliminations:
Equipment	$5,393	$12,709	-58%	$-	$-	-
Services	2,749	3,056	-10%	6,480	5,981	8%
Intersegment	-	-	-	142	128	11%
	$8,142	$15,765	-48%	$6,622	$6,109	8.4%

Cost of sales, equipment
(excluding depreciation and amortization)	4,701	10,714	-56%	16	4	300%
Cost of services
(excluding depreciation and amortization)	1,649	2,143	-23%	3,200	2,737	17%
Selling, general and administrative expenses	1,211	1,273	-5%	1,083	1,140	-5%
Depreciation and amortization	104	123	-15%	1,097	902	22%
Total costs and expenses	7,665	14,253	-46%	5,396	4,783	13%

Operating income	$477	$1,512	-68%	$1,226	$1,326	-8%
Net income	$284	$885	-68%	$734	$775	-5%

Capital expenditures	$119	$156	-24%	$2,143	$1,828	17%

ENVENTIS PRODUCT LINE

	Six Months Ended June 30
	Enterprise Network Services (ENS)%			Enventis Transport Services (ETS)%
(Dollars in thousands)	2009	2008	Change	2009	2008	Change

Revenue before intersegment eliminations:
Equipment	$12,184	$22,877	-47%	$-	$-	-
Services	5,090	5,121	-1%	13,137	11,354	16%
Intersegment	-	-	-	283	266	6%
	$17,274	$27,998	-38%	$13,420	$11,620	15%

Cost of sales, equipment
(excluding depreciation and amortization)	10,699	19,406	-45%	17	9	89%
Cost of services
(excluding depreciation and amortization)	3,601	3,975	-9%	6,486	5,184	25%
Selling, general and administrative expenses	2,499	2,532	-1%	2,184	2,208	-1%
Depreciation and amortization	186	244	-24%	2,164	1,801	20%
Total costs and expenses	16,985	26,157	-35%	10,851	9,202	18%

Operating income	$289	$1,841	-84%	$2,569	$2,418	6%
Net income	$173	$1,078	-84%	$1,526	$1,416	8%

Capital expenditures	$262	$289	-9%	$3,191	$2,688	19%